Schedule 14A

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

.........................................................................................................................................

Applied Signal Technology, Inc.
(Name of Registrant as Specified in its Charter)

Applied Signal Technology, Inc.
James E. Doyle
Vice President-Finance, CFO
400 West California Avenue
Sunnyvale, CA 94086

.........................................................................................................................................

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
.........................................................................................................................................

(2) Aggregate number of securities to which transaction applies:
.........................................................................................................................................

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
.........................................................................................................................................

(4) Proposed maximum aggregate value of transaction:
.........................................................................................................................................

(5) Total fee paid:
.........................................................................................................................................

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
.........................................................................................................................................

(2) Form, Schedule or Registration Statement No.:
.........................................................................................................................................

(3) Filing Party:
.........................................................................................................................................

(4) Date Filed:
.........................................................................................................................................

February 15, 2008

Dear Shareholder:

The Applied Signal Technology, Inc. Annual Meeting of Shareholders will be held on March 18, 2008, 4:00 p.m. Pacific Time, at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California 94086. You are cordially invited to attend.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of Applied Signal Technology by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date, and return the enclosed proxy card in the postage-paid envelope to ensure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

A copy of our Annual Report to Shareholders for the fiscal year ended October 31, 2007, is also enclosed for your information. At the Annual Meeting, we will review our activities over the past fiscal year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours,

Gary L. Yancey, Chief Executive Officer

Applied Signal Technology, Inc.

Notice of Annual Meeting of Shareholders to be Held on Tuesday, March 18, 2008

To the Shareholders:

Notice is hereby given that the 2008 Annual Meeting of the Shareholders of Applied Signal Technology, Inc., a California corporation, will be held on March 18, 2008, 4:00 p.m. Pacific Time, at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California 94086, for the following purposes:

1. To elect three Class II directors to hold office for a two-year term ending at our Annual Meeting to be held in 2010 and until their respective successors are elected and qualified.

2. To approve the amendment of the 2004 Stock Incentive Plan to increase the number of shares authorized under the 2004 Stock Incentive Plan by 500,000 additional shares.

3. To consider a proposal to ratify the appointment of Ernst & Young LLP as the independent accountants of Applied Signal Technology, Inc. for the fiscal year ending October 31, 2008.

4. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on January 29, 2008, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 400 West California Avenue, Sunnyvale, California 94086.

By order of the Board of Directors,

Sunnyvale, California February 15, 2008	Gary L. Yancey, Chief Executive Officer

IMPORTANT: Please complete, date, sign, and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Proxy Statement
2008 Annual Meeting of Shareholders

The enclosed proxy is solicited on behalf of the Board of Directors of Applied Signal Technology, Inc., a California corporation, for use at our 2008 Annual Meeting of Shareholders to be held on Tuesday, March 18, 2008, and at any adjournment or postponement thereof, referred to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at 4:00 p.m. Pacific Time at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California 94086. The proxy solicitation materials were first mailed on or about February 15, 2008, to all shareholders entitled to vote at the Annual Meeting.

Information about the Annual Meeting and Voting

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Applied Signal Technology, Inc. is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the accompanying proxy card.

We mailed this proxy statement, the accompanying proxy card, and our Annual Report for the fiscal year ended October 31, 2007, on or about February 15, 2008, to all shareholders of record entitled to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

To be able to vote, you must have been a shareholder on January 29, 2008, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, 12,589,317 shares of our common stock were issued and outstanding.

Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our offices located at 400 West California Avenue, Sunnyvale, California 94086.

Shareholder of Record: Shares Registered in Your Name. If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, or Mellon, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

There are three matters scheduled for a vote at the Annual Meeting:

1. The election of three Class II members of the Board of Directors to hold office until our 2010 Annual Meeting of Shareholders

2. The amendment of our 2004 Stock Incentive Plan to increase the number of shares authorized under the 2004 Stock Incentive Plan by 500,000 additional shares

3. The ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008

How many votes do I have?

Each holder of common stock is entitled to one vote per share held. As of the Record Date, a total of 12,589,317 votes may be cast on each matter at the Annual Meeting.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares will constitute a quorum for the transaction of business. At the close of business on the Record Date, there were 12,589,317 shares outstanding and entitled to vote.

Abstentions and “broker non-votes” (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date.

What vote is required for each item?

•	For the election of directors, the three nominees in Class II receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.
•	To be approved, the amendment of our 2004 Stock Incentive Plan to increase the number of shares authorized under the 2004 Stock Incentive Plan by 500,000 additional shares must receive a “For” vote from a majority of shares present and entitled to vote either in person or by proxy.
•	To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from a majority of shares present and entitled to vote either in person or by proxy.

How do I vote?

For the election of directors, you may either vote “For” each of the three nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

To vote by proxy, simply complete, sign, and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Simply complete and mail the voting instruction card to ensure that your vote is counted. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online program, which provides eligible shareholders the opportunity to vote over the Internet or by telephone (see www.broadridge.com.) The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, March 17, 2008.

If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the postage-paid envelope provided. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (for example, your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the three nominees for director in Class II, “For” the amendment of our 2004 Stock Incentive Plan to increase the number of shares authorized under the 2004 Stock Incentive Plan by 500,000 additional shares, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

If you registered more than one account for online access of shareholder communications, you will receive more than one email notice with voting instructions. Please follow the electronic voting instructions for each email notice you receive to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Withhold” votes with respect to the election of directors and, with respect to any proposals other than the election of directors, “For” and “Against” votes, abstentions, and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will have no effect on the outcome of the election of directors but will be counted as “Against” votes with respect to any proposals other than the election of directors. Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

If your shares are held by your broker, bank, or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, or other agent to vote your shares. If you do not give instructions, your broker, bank, or other agent may vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Global Select Market, such as the vote for directors and ratification of our independent registered public accounting firm.

Can I change my vote after I have voted?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1. You may submit another properly completed proxy with a later date

2. You may send a written notice that you are revoking your proxy to our Corporate Secretary at 400 West California Avenue, Sunnyvale, California 94086

3. You may attend the Annual Meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy)

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How and when may I submit a shareholder proposal for the 2009 Annual Meeting of Shareholders?

In the event that a shareholder desires to have a proposal considered for presentation at our 2009 Annual Meeting of Shareholders, and included in our proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to our Corporate Secretary so that it is received no later than October 17, 2008. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.

If a shareholder, rather than seeking to include a proposal in the proxy statement and proxy card as discussed above, commences his or her own proxy solicitation for the 2009 Annual Meeting of Shareholders or seeks to nominate a candidate for election as a director or to propose business for consideration at that meeting, we must receive notice of the proposal no later than October 17, 2008. If the notice is not received by October 17, 2008, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act and the proxy holders designated by Applied Signal Technology will have discretionary voting authority under proxies solicited for the 2009 Annual Meeting of Shareholders with respect to such proposal, if properly presented at the meeting.

Please address any shareholder proposals or notices of proposals to our Corporate Secretary at Applied Signal Technology, Inc., 400 West California Avenue, Sunnyvale, California 94086.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing, and distribution of this proxy statement, the proxy card. and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by our directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending May 2, 2008.

Matters to be Considered at the Annual Meeting

Information about our Board of Directors

We have a classified Board of Directors consisting of four Class I directors (John P. Devine, David D. Elliman, Robert J. Richardson, and Gary L. Yancey), and three Class II directors (Milton E. Cooper, Marie S. Minton, and John R. Treichler). Stuart G. Whittelsey, Jr. resigned as a member of the Board of Directors and of all committees of the Board, effective November 15, 2007, to pursue his retirement.

Effective August 28, 2007, our Board of Directors set the number of directors at eight, and elected Marie S. Minton to the Board of Directors as a Class II director with a term expiring at this Annual Meeting of Shareholders to fill the vacancy created by setting the number of directors at eight. Following Mr. Whittelsey’s retirement effective November 15, 2007, the Board reduced the size of the Board to seven members, which is the current size of our Board of Directors.

At each annual meeting of shareholders, directors are elected for a term of two years to succeed those directors whose terms expire at the Annual Meeting date and serve until their respective successors are duly elected and qualified. The term of our Class I directors expires at the Annual Meeting to be held in 2009. The term of our Class II directors expires at this 2008 Annual Meeting, and successors to the directors in Class II will be elected for a two-year term expiring at the 2010 Annual Meeting.

The following table sets forth, for our current directors, including the nominees to be elected as Class II directors at this meeting, information with respect to their ages and background.

Name	Principal Occupation	Age	Director Since
Class I directors:
John P. Devine	Director	70	1995
David D. Elliman	Director	57	1991
Robert J. Richardson	Director	61	2003
Gary L. Yancey	Chief Executive Officer	62	1984

Class II directors:
Milton E. Cooper	Director	69	2004
Marie S. Minton	Director	46	2007
Dr. John R. Treichler	Chief Technical Officer	60	1984

Nominees for Election for a Two-Year Term Expiring at the 2010 Annual Meeting

Milton E. Cooper

Milton E. Cooper has been a director of the Company since March 2004. Mr. Cooper was the President of the Federal Sector of Computer Sciences Corporation from January 1992 through February 2001. Prior to that time, he also served in marketing and general management positions with IBM Corporation, Telex Corporation, and Raytheon Company. Mr. Cooper currently serves as a director of L-1 Identity Solutions, Inc., a provider of biometric recognition technology and services for identification of individuals, and EPlus, Inc., a business selling, leasing, and managing information technology and other assets.

Marie S. Minton

Marie S. Minton has been a director of the Company since August 2007. Ms. Minton is the founder and Managing Director of Transition Finance Strategies, LLC, an investment holding company formed in 2003 that owns and manages small businesses. From 1994 to 2003, Ms. Minton was a Managing Director and the Chief Financial Officer of Global Environment Fund, an international private equity investment management firm. Before joining GEF, Ms. Minton was the Vice President of Finance for Clean Air Capital Markets Corporation, a boutique investment banking firm. From 1986 through 1993, Ms. Minton was an Audit Manager in the Entrepreneurial Services Division of Ernst & Young. She served as a director, member of the Audit and Executive Committees, and Chair of the Compensation Committee of Essex Corporation from 2000 through 2006. Ms. Minton is a Certified Public Accountant and a Chartered Financial Analyst. She is a member of the American Institute of CPAs, the Virginia Society of CPAs, the CFA Institute, and the CFA Society of Washington, D.C.

Dr. John R. Treichler

Dr. John R. Treichler, a co-founder of the Company, has been a director and employee of the Company since its incorporation in 1984. He has served in the position of Senior Scientist since 1984 and as Chief Technical Officer since 1999. Prior to co-founding the Company, he worked at ARGOSystems, Inc. for seven years, most recently serving as a senior scientist in the Strategic Systems Division, and at Stanford University for three years in the Information Systems Laboratory. Prior to working at Stanford University, Dr. Treichler served for four years as an officer in the United States Navy.

Directors Continuing in Office until the 2009 Annual Meeting

John P. Devine

John P. Devine has been a director of the Company since May 1995. Mr. Devine served as Deputy Director, National Security Agency (NSA) for Technology and Systems from 1992 to 1995 and as Deputy Director, NSA for Research and Engineering from 1990 to 1992. From 1989 to 1990, Mr. Devine served as NSA Chief of Staff. Mr. Devine has been a consultant to the defense industry since his retirement from the NSA. Mr. Devine serves on the board of Ericsson Federal, Inc. and Spirent Federal Systems.

David D. Elliman

David D. Elliman has been a director of the Company since 1991. Mr. Elliman is a professional investor. He is a founding partner of Elmrock Partners, which, along with affiliates, specializes in private equity, marketable equity, structured finance, and asset securitization investments. Elmrock Partners was founded in 1982. Mr. Elliman serves on the boards of a number of private companies.

Robert J. Richardson

Robert J. Richardson has been a director of the Company since February 2003. From November 1997 to January 2000, Mr. Richardson was Chairman and Chief Executive Officer of Unitrode Corporation, a publicly traded semiconductor company, which was acquired by Texas Instruments, Inc. in 2000. From June 1992 to November 1997, Mr. Richardson was President of SVG Lithography (formerly Perkin-Elmer) in Connecticut, and then Vice President, New Business Development and Corporate Marketing for Silicon Valley Group. From 1988 to 1992, Mr. Richardson was the President and General Manager for the Santa Cruz Division of Plantronics, Inc., a manufacturer of communications equipment, and from 1985 to 1988, he was Director, Motorola New Enterprises. Mr. Richardson currently serves as director for a number of private technology companies.

Gary L. Yancey

Gary L. Yancey, a co-founder of the Company, has served the Company as President, Chief Executive Officer, and Chairman of the Board since the Company’s incorporation in January 1984. Prior to co-founding the Company, he was employed for ten years by ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, most recently serving as Director of the Strategic Systems Division; and for seven years prior to that time, as an engineer with GTE Sylvania, Inc., a defense electronics company.

Proposal One: Election of Class II Directors

Three persons are to be elected to serve as Class II directors of the Board of Directors at this 2008 Annual Meeting. Management’s nominees for election by the shareholders to those positions are the current Class II members of the Board of Directors, Milton E. Cooper, Marie S. Minton, and John R. Treichler. If elected, the nominees for election as Class II directors will serve as directors until our Annual Meeting of shareholders in 2010, and until their successors are elected and qualified.

Each of Mr. Cooper and Dr. Treichler is standing for re-election by the shareholders. Ms. Minton is standing for election by the shareholders for the first time. During fiscal year 2007, the Nominating and Governance Committee evaluated possible candidates, including Ms. Minton. Based on the Nominating and Governance Committee’s evaluation of the candidates and its recommendation to the Board, the Board elected Ms. Minton in August 2007.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the three nominees for Class II director. Each of the three nominees has consented to serve, and the Board does not know of any reason why any of them would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board can either reduce its size or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Required Vote

If a quorum is present and voting, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes have no effect on the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR CLASS II DIRECTOR NAMED ABOVE. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Corporate Governance

Independence of the Board of Directors

The Board of Directors determines the independence of directors annually based on a review by the directors and the Nominating and Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. The standards relied upon by the Board of Directors in affirmatively determining whether a director is independent are comprised of those objective standards set forth in the NASDAQ rules, which generally provide that an “Independent director” means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

•	A director who is, or at any time during the past three years was, employed by Applied Signal Technology
•	A director who accepted or who has a family member who accepted any compensation from Applied Signal Technology or its subsidiaries in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
	–	Compensation for board or board committee service
	–	Compensation paid to a family member who is an employee (other than an executive officer) of the company
	–	Benefits under a tax-qualified retirement plan, or non-discretionary compensation
•	A director who is a family member of an individual who is, or at any time during the past three years was, employed by Applied Signal Technology as an executive officer
•	A director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which Applied Signal Technology received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
	–	Payments arising solely from investments in the company’s securities
	–	Payments under non-discretionary charitable contribution matching programs
•	A director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers serve on the compensation committee of such other entity
•	A director who is, or has a family member who is, a current partner of Ernst & Young LLP, or was a partner or employee of Ernst & Young LLP who worked on our audit at any time during any of the past three years

In addition, members of the Audit Committee must (i) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act of 1933, as amended, (ii) not have participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (iii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

In November 2007, the directors and the Nominating and Governance Committee reviewed directors’ responses to a questionnaire asking about the relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between us and the directors or parties related to the directors. The Nominating and Governance Committee reported its conclusions to the Board of Directors, and the Board of Directors then considered each director individually and determined that none of the directors has had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with us that would compromise his or her independence; provided, however, that as Chief Executive Officer, Mr. Yancey, and as Chief Technical Officer, Dr. Treichler, do not meet the definition of independence. The Nominating and Governance Committee also determined that the members of the Audit, Compensation, and Nominating and Governance Committees also meet the independence tests of NASDAQ.

Executive Sessions

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. No single director has been designated by the Board to act as the presiding director for such executive sessions.

Meetings of the Board of Directors and Committees

During the fiscal year ended October 31, 2007, the Board of Directors held 22 meetings. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal year 2007.

Committees of the Board of Directors

The Board of Directors currently has three regular committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.appsig.com/investors. The following table provides membership information for fiscal year 2007 for each of the committees of the Board of Directors.

Name	Audit	Compensation	Nominating and Governance
Milton E. Cooper	X	X	X
John P. Devine		X	X*
David D. Elliman	X	X*
Marie S. Minton(1)	X
Robert J. Richardson	X	X	X
Stuart G. Whittelsey, Jr.(2)	X*	X

* Committee Chairperson

(1) Ms. Minton joined the Board in August 2007, and became a member of the Audit Committee at that time.

(2) Mr. Whittelsey resigned as a member of the Board of Directors and of all committees of the Board effective November 15, 2007.

Effective November 15, 2007, the Board of Directors approved changes to the committee memberships, and the following table provides membership information for fiscal year 2008 for each of the committees of the Board of Directors.

Name	Audit	Compensation	Nominating and Governance
Milton E. Cooper		X*
John P. Devine		X	X
David D. Elliman	X*	X
Marie S. Minton(1)	X		X
Robert J. Richardson	X		X*
* Committee Chairperson

The Audit Committee

The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and the audits of our financial statements. For this purpose, the Audit Committee performs several functions:

•	Maintains responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent auditor
•	Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement
•	Reviews, with our independent registered public accounting firm, any significant difficulties, disagreements, or restrictions encountered during the course of the audit, and reviews any management letters issued by the independent registered public accounting firm
•	Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements
•	Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls
•	Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report
•	Reviews the quarterly financial statements and earnings press releases
•	Reviews with management its assessment of the effectiveness and adequacy of our internal controls and procedures for financial reporting, and any significant deficiencies in the design or operation of our internal controls, and reviews with the independent registered public accounting firm their report on our internal controls
•	Reviews and approves any related party transactions
•	Establishes and oversees procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal controls or auditing matters; reviews changes in, or waivers of, our Code of Conduct, and as requested by the Board, reviews and investigates any conduct alleged to be in violation of the Code of Conduct
•	Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards 61 (Codification of Statements on Auditory Standards No. 380) and any formal written statements received from the registered independent

The Audit Committee held ten meetings during the fiscal year ended October 31, 2007.

The Compensation Committee

The Compensation Committee of the Board of Directors:

•	Periodically reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers and directors relative to comparable companies in our industry
•	Reviews and approves corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and sets all executive compensation
•	Makes recommendations to the Board regarding the establishment and terms of our incentive compensation plans and equity compensation plans, and administers such plans
•	Approves grants of options, restricted stock, and other awards to all executive officers and directors
•	Approves compensation-related matters outside the ordinary course to executive officers and directors, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto
•	Reviews and approves for filing the disclosures in our “Compensation Discussion and Analysis” and any other disclosures regarding executive compensation to be included in our public filings or shareholder reports
•	Makes recommendations to the Board regarding director compensation

The Compensation Committee is responsible for all grants of equity awards. Equity awards to executive officers of Applied Signal Technology are made at meetings of the Compensation Committee, and not by unanimous written consent. All awards approved for grant at a regularly scheduled meeting are granted effective as of the date of the meeting. The Compensation Committee has delegated authority to make equity awards to newly-hired employees, other than to an individual who, at the time of grant, is or is expected to become, an executive officer of Applied Signal Technology, a member of the Board of Directors or any other person whose transactions in our equity securities are subject to Section 16 of the Securities Exchange Act of 1934 and any other person who reasonably may be expected to become a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, to the Chief Executive Officer, pursuant to parameters established by the Compensation Committee concerning total number of shares to be issued.

The Compensation Committee held four meetings during the fiscal year ended October 31, 2007.

The Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors:

•	Evaluates and selects nominees for each election of directors
•	Determines criteria for selecting new directors, including desired board skills and attributes, and identifies and actively seeks individuals qualified to become directors
•	Considers any nominations of director candidates validly made by shareholders
•	Reviews and makes recommendations to the Board of Directors concerning qualifications, appointment, and removal of committee members
•	Reviews the Code of Business Conduct and Ethics from time to time and recommends such changes to the Code as the Committee shall deem appropriate
•	Reviews our compliance with corporate governance listing requirements established by The NASDAQ Stock Market
•	Assists the Board in developing criteria for the evaluation of Board and committee performance
•	Assists the Board in the orientation of new directors and in the development of corporate governance-related continuing education for all Board members

The Nominating and Governance Committee held four meetings during the fiscal year ended October 31, 2007.

Director Nominations

Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting. The Nominating and Governance Committee has adopted a policy regarding director nominations and regarding communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders. To date, we have not received any recommendations from shareholders requesting that the Nominating and Governance Committee (or any predecessor) consider a candidate for inclusion among the Committee’s slate of nominees in our proxy statement.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	The appropriate size of our Board of Directors and its Committees
•	The perceived needs of the Board for particular skills, background, and business experience
•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board
•	The nominees’ independence from management
•	The applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance
•	The benefits of a constructive working relationship among directors
•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating and Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert,” that a majority of the members of the Board meet the definition of “independent director” under NASDAQ rules, and that one or more key members of management participate as members of the Board.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. In addition, the Committee has in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees.

The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 400 West California Avenue, Sunnyvale, California 94086, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s Annual Meeting of Stockholders and must contain the following information:

•	The candidate’s name, age, contact information, and present principal occupation or employment
•	A description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his or her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director

Communication with Directors

Shareholders who wish to communicate with the Board of Directors may do so by writing to: Applied Signal Technology, Inc., Attention: Board of Directors, 400 West California Avenue, Sunnyvale, California 94086. The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the Corporate Secretary in consultation with the Chief Executive Officer and legal counsel. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for any reason as soon as practicable.

Director Attendance at Annual Meetings

We make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors and have adopted a policy requesting that all directors make every effort to attend the Company’s Annual Meeting. Historically, more than a majority of the directors have done so; for example, 100% of the directors attended the 2007 Annual Meeting.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a charter for each of the committees described above, as well as a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors. Links to these materials are available on our website at www.appsig.com/investor. To date, there have not been any waivers by the Company of compliance with the code of ethics by any executive officer or director. Any amendments to, or waivers under, the code of ethics that are required to be disclosed by the rules of the SEC will be disclosed on the Company’s website.

Shareholder Proposals

Shareholders may nominate one or more persons for election as directors at a meeting only if timely notice of such nomination(s) has been given in writing to our Corporate Secretary in accordance with our Bylaws. The complete description of the requirements for shareholder nomination of director candidates is contained in the Bylaws. In summary, assuming (i) we held an annual meeting the previous year and (ii) the date of the next meeting is within 30 days of the anniversary date of the meeting for the previous year, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must submit written notice of such nomination to the Corporate Secretary at least 120 days in advance of the one year anniversary of the date that we released our proxy statement in connection with the annual meeting held in the previous year. You can obtain a copy of the full text of the Bylaws provision by writing to the Corporate Secretary, 400 West California Avenue, Sunnyvale, California 94086.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are or have been an officer or employee of Applied Signal Technology. During fiscal year 2007, no member of the Compensation Committee had any relationship with Applied Signal Technology requiring disclosure under Item 404 of Regulation S‑K. During fiscal year 2007, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or Board of Directors.

Compensation of Directors

The Compensation Committee reviews and recommends to the Board non-employee director compensation. We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting the compensation of non-employee directors, we consider the significant amount of time that the Board members expend in fulfilling their duties to us as well as the experience level we require to serve on the Board. The Compensation Committee annually reviews the compensation and compensation policies for non-employee members of the Board of Directors.

Cash Compensation. Directors who are also our employees are not compensated by us for services provided as a member of the Board of Directors. During fiscal year 2007, non-employee directors were paid an annual retainer of $40,250 for their services as members of the Board of Directors, plus an annual fee of $2,875 to each chairperson of a committee of the Board of Directors. We reimburse out-of-pocket travel expenses of non-employee directors not residing in the San Francisco Bay area in accordance with our travel policy.

Equity Compensation. Non-employee directors are eligible to participate in the 2001 Stock Option Plan and 2004 Stock Incentive Plan, and employee-directors are able to participate in the 1993 Employee Stock Purchase Plan, 2001 Stock Option Plan, 2004 Stock Incentive Plan, and 401(k) Plan. Options granted to non-employee directors are not intended to qualify as incentive stock options under the Internal Revenue Code. The initial and any annual options granted to non-executive directors vest annually in three equal annual installments on the anniversary date of such grant. A director who ceases to be a director for any reason may exercise the vested portion of his or her options within 12 months following such termination, to the extent not previously exercised. All options granted to non-employee directors under the 2001 Stock Option Plan expire ten years following the date of grant, and under the 2004 Stock Incentive Plan, expire eight years following the date of grant.

During fiscal year 2007, we made grants of restricted stock to non-employee directors rather than stock option grants, and expect to continue to award restricted stock to directors rather than grant stock options. In fiscal year 2007, after our Annual Meeting of Shareholders, we awarded 1,875 shares of restricted stock to each of our non-employee directors. These shares each vest over three years at the rate of one-third on each anniversary of the date of grant, and vesting of such shares accelerates in full upon a change in control of the Company. The Board awarded to Ms. Minton 4,688 shares of restricted stock effective upon her appointment as a member of the Board on August 28, 2007. This restricted stock award becomes exercisable as to 938 shares on March 14, 2008, 1,875 shares on March 14, 2009, and as to the final 1,875 shares on March 14, 2010, subject to Ms. Minton’s continued service as a member of the Board of Directors, and vest in full upon a change of control of the Company.

Options to purchase our common stock and restricted stock granted to our non-employee directors provide that in the event of a change in control of the Company, each outstanding option, and each share of restricted stock, held by a non-employee whose service as a director has not terminated prior to such date shall be vested in full, and in the case of stock options, immediately exercisable and vested in full as of the date ten days prior to the change in control.

The following table sets forth information concerning the compensation earned during the fiscal year ended October 31, 2007, by each individual who served as a director at any time during the fiscal year.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	Other Compensation($) (3)	Total ($)
Milton E. Cooper	$40,250	$66,932	$10,715	$1,172	$119,069
John P. Devine	$43,125	$42,111	$10,715	$1,172	$97,123
David D. Elliman	$43,125	$42,111	$10,715	$1,172	$97,123
Marie S. Minton	$10,063	—	$4,332	$586	$14,981
Robert J. Richardson	$40,250	$42,111	$10,715	$1,172	$94,248
Stuart G. Whittelsey	$43,125	$42,111	$10,715	$1,172	$97,123
John R. Treichler(4)
Gary L. Yancey(4)

(1) For a description of annual non-employee director fees, see the disclosure above under “Cash Compensation.”

(2) The amounts shown are the compensation costs recognized in our financial statements for fiscal year 2007 related to grants of stock options and awards of restricted stock to our non-employee directors in fiscal year 2007 and prior years, to the extent we recognized compensation costs in fiscal year 2007 for such awards in accordance with the provisions of SFAS 123R. For a discussion of the valuation assumptions used in the SFAS 123R calculations, see Note 1 of Notes to Consolidated Financial Statements, “Organization and Summary of Significant Accounting Policies—Stock-Based Compensation” included in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended October 31, 2007, referred to in this proxy statement as our 2007 Form 10-K. The grant date fair value of the options was estimated by using the Black Scholes option pricing model, in accordance with the provisions of SFAS 123R. The actual value, if any, that a director may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by a director will be at or near the value estimated by the Black Scholes model.

(3) The amounts shown represent the dividend payments received during fiscal year 2007, associated with restricted stock awards.

(4) Mr. Yancey and Dr. Treichler received no compensation for their service on the Board of Directors. Compensation paid to each of them as Chief Executive Officer and Chief Technical Officer, respectively, is disclosed in the Summary Compensation Table.

Proposal Two: Amendment of the Applied Signal Technology, Inc. 2004 Stock Incentive Plan

Amendment of 2004 Stock Incentive Plan

At the Annual Meeting, the stockholders will be asked to approve an amendment to the Applied Signal Technology, Inc. 2004 Stock Incentive Plan (the “2004 Plan”) to increase by 500,000 the maximum number of shares of our common stock that may be issued under the 2004 Plan. The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program. As of January 29, 2008, approximately 48,171 shares remained available for the future grant of awards under the 2004 Plan. The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 2004 Plan by 500,000 shares to a total of 1,100,000 shares to ensure that we will continue to have available a reasonable number of shares for our 2004 Plan equity incentive program. In addition to the 2004 Plan, as of October 31, 2007, there remained available for future grant a total of 357,557 shares under our 2000 Stock Option Plan, and 35,635 shares under our 2001 Stock Option Plan. Unlike the 2004 Plan, however, these two plans authorize only the grant of stock options, and eligibility under the 2000 Stock Option Plan is limited to our non-officer employees, and is not available for grant of options to our executive officers or directors. Furthermore, our Board of Directors terminated the 2000 Stock Option Plan. All shares remaining available for grant under the 2000 Stock Option Plan ceased to be reserved, provided that the provisions of the 2000 Plan shall continue to govern outstanding options previously granted pursuant to the 2000 Stock Option Plan.

We are asking our stockholders to approve the proposed amendment to the 2004 Plan so that we will have a sufficient number of shares available for alternatives to stock options, including stock appreciation rights, restricted stock and restricted stock unit awards, performance share and performance unit awards, deferred compensation awards, and other stock-based or cash-based awards. Our Board of Directors believes that the ability of the Company to grant incentive awards other than stock options is important in enabling us to offer competitive compensation packages and to make the most effective use of the shares our stockholders authorize for incentive purposes. Therefore, the Board of Directors urges you to vote to approve the proposed amendment to the 2004 Plan.

The 2004 Plan is also designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2004 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this limit. To enable compensation in connection with stock option awards granted under the 2004 Plan to qualify as “performance-based” within the meaning of Section 162(m), the grant of such awards must be made by a compensation committee of the Board comprised solely of two or more “outside directors,” as defined by Section 162(m). The compensation an employee could receive in connection with such awards must be based solely on an increase in the value of the common stock after the date of grant, and the plan must state the maximum number of shares for which such awards may be granted to any employee during a specified period. The compensation related to such awards will qualify as performance-based only if the shareholders approve the class of employees eligible to receive such awards and the limit on the maximum number of shares for which such awards may be granted to an employee.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to preserve the ability of the Company to deduct in full, compensation related to stock option awards granted under the 2004 Plan. Therefore, for the purpose of qualifying such compensation as performance-based under Section 162(m) of the Code, the shareholders are asked to approve the following provisions of the 2004 Plan:

•	All employees of the Company or any parent or subsidiary corporation of the Company are eligible to be granted stock option awards under the 2004 Plan
•	No participant may receive under the 2004 Plan stock options for more than 400,000 shares of common stock in the aggregate per calendar year, provided that this limit will be appropriately adjusted for stock splits, stock dividends, and similar changes to the Company’s capital structure

Summary of the Plan

The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract, retain, and reward employees, consultants, and directors, and to motivate such persons to contribute to the growth and profitability of the Company. These incentives are provided through the grant of stock option, restricted stock, and restricted stock unit awards.

Shares Subject to Plan. The maximum aggregate number of authorized shares of the common stock of the Company under the Plan is 600,000. Upon approval of this proposal, the maximum aggregate number of authorized shares of the common stock of the Company under the 2004 Plan will be 1,100,000. Appropriate adjustments will be made to the foregoing limit and to outstanding awards upon any merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company. If any award expires, lapses, or otherwise terminates for any reason without having been exercised or settled in full, if shares are reacquired pursuant to withholding, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares reacquired or subject to a terminated award will again become available for issuance under the Plan. The shares available will not be reduced by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of options exercised by tender of previously owned shares will be deducted from the shares available under the 2004 Plan.

Administration. The 2004 Plan will be administered by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Board” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2004 Plan, the Board determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Board may, subject to certain limitations required by Section 162(m), amended, cancel or renew, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award. The 2004 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2004 Plan. The Board will interpret the 2004 Plan and awards granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 2004 Plan or any award.

Prohibition of Option Repricing. The 2004 Plan expressly provides that, without the approval of a majority of votes cast in person or by proxy at a meeting of the Company’s shareholders, the Board may not provide for either the cancellation of outstanding options in exchange for the grant of new options at a lower exercise price or the amendment of outstanding options to reduce the exercise price.

Eligibility. Awards may be granted to employees, consultants, directors, and officers of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, awards may be granted to prospective service providers in connection with written employment offers, provided that no shares subject to any such award may vest, become exercisable, or be issued prior to such person’s commencement of service. Incentive stock options may be granted only to employees.

Stock Options. The Board may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. To enable compensation received in connection with stock options granted under the 2004 Plan to qualify as “performance-based,” within the meaning of Section 162(m) of the Code, the 2004 Plan limits the size of such awards. Under this limit, no participant may receive under the 2004 Plan in any calendar year stock options for more than 400,000 shares of common stock in the aggregate. Appropriate adjustment will be made to such 400,000 share limit in the event of any change in the capital structure of the Company.

Each option granted under the 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten-percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Board; or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local, and foreign taxes, if any, relating to the exercise of the option, including, if permitted by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria, or restrictions as specified by the Board. The maximum term of any option granted under the 2004 Plan is eight years, provided that an incentive stock option granted to a ten-percent stockholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee’s termination of service, provided that if service terminates as a result of the optionee’s death or disability, the option generally will remain exercisable for twelve months. The Board, in its discretion, may provide longer post-termination exercise periods, but in any event, the option must be exercised no later than its expiration date.

Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 2004 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

Outside Director Options. An outside director is a director of the Company who is not an employee or consultant. Each option granted to an outside director under the 2004 Plan, in addition to satisfying the general requirements for stock options described above, will generally vest and become exercisable in three substantially equal installments on each of the first three anniversaries of the date of grant of such option. If the outside director’s service terminates for any reason, including death or disability, the option may be exercised by the outside director, or his or her representative, at any time prior to the expiration of twelve months after the date on which the outside director’s service terminated.

Restricted Stock. Awards of restricted stock may be granted by the Board subject to such restrictions for such periods as determined by the Board and set forth in a written agreement between the Company and the participant. No monetary payment is required for receipt of shares of restricted stock, the consideration for which is furnished in the form of the participant’s services to the Company. Restricted stock may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant’s continued service or other factors, such as performance criteria established by the Board. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions, except that any dividends or other distributions in shares will be subject to the same restrictions on transferability as the original award.

Restricted Stock Units. Restricted stock units granted under the 2004 Plan represent a right to receive shares of Company common stock at a future date determined in accordance with the terms and conditions set forth in a written agreement between the Company and the participant. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Board may grant restricted stock unit awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be sold or otherwise transferred or pledged. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid by the Company.

Change in Control. The 2004 Plan defines a “change in control” of the Company as any of the following events (or series of related events) in which the stockholders of the Company immediately prior to the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or the entity to which the assets of the Company were transferred: (i) the direct or indirect sale or exchange by the stockholders of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. Additionally, a change in control will occur if there is a change in the composition of the Board within any consecutive two-year period as a result of which fewer than a majority of the directors are incumbent directors. An “incumbent director” means a member of the Board who either (1) is a member of the Board as of the date of the approval of the 2004 Plan by the shareholders of the Company, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of the directors of the Company. In the event of a change in control of the Company, the acquiring or successor entity may assume all stock options outstanding under the Equity Plan or substitute substantially equivalent options. If the outstanding stock options are not assumed by the acquiring or successor entity, the Board may accelerate the vesting and exercisability of the options. Any options that are not assumed in connection with the change in control nor exercised as of the time of consummation of the change in control will terminate and cease to be outstanding as of the effective time of the change in control. In addition, the Board may, at its discretion, provide for the acceleration of vesting of any stock option, restricted stock award, or restricted stock unit award. Finally, in the event of change of control, the vesting of each outstanding outside director option will accelerate in full as of the date ten days prior to the change in control.

Termination or Amendment. The 2004 Plan will continue in effect until the first to occur of (i) its termination by the Board, (ii) the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the 2004 Plan have lapsed, or (iii) the eighth anniversary of its approval by the Company’s shareholders. The Board may terminate or amend the 2004 Plan at any time, provided that no amendment may be made without shareholder approval if the Board deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the common stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation, or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the restricted stock is acquired unless the shares are subject to a substantial risk of forfeiture (for example, where the restricted stock award is subject to vesting conditions, service requirements, or performance criteria prior to the satisfaction of which the shares remain subject to forfeiture) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

Vote Required

Approval of this proposal requires a number of votes “For” the proposal that exceeds the number of votes “Against” the proposal, provided that a quorum is present and that the shares voting “For” the proposal constitutes at least a majority of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote unless the shares voting affirmatively do not constitute at least a majority of a quorum.

Board of Directors Recommendation

The Board of Directors believes that amendment of the 2004 Plan to increase the number of shares available for issuance under the 2004 Plan by 500,000 shares is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF THE 2004 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2004 PLAN BY 500,000 SHARES.

Proposal Three: Ratification of Appointment of our Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending October 31, 2008. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Applied Signal Technology’s and our shareholders’ best interests.

Ernst & Young LLP has audited our consolidated financial statements annually since the fiscal year ended October 31, 1985. A Representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to us for the fiscal years ended October 31, 2007, and 2006, by Ernst & Young LLP.

	Fiscal year 2007	Fiscal year 2006
Audit Fees	$1,019,000	$1,232,000
Audit-related Fees	—	108,000
Tax Fees	—	—
All Other Fees	— --------------	— --------------
Total	$1,019,000 =========	$1,340,000 =========

Audit and Audit-Related Fees

Integrated audit fees billed for services rendered in connection with the audit of the Company’s annual financial statements and the effectiveness of our internal controls over financial reporting were $885,000 for each fiscal year 2006 and 2007. Audit fees billed in connection with our fiscal year 2006 stock option review were approximately $240,000. Fees billed for the review of the interim financial statements included in quarterly reports were $80,000 for each fiscal year 2006 and 2007. Other audit fees billed in fiscal year 2006, associated with our annual goodwill impairment review and accounting database changes, were approximately $27,000. Other audit fees billed in fiscal year 2007, associated with our S-8 filing, annual goodwill impairment review, and accounting database changes were approximately $54,000.

In fiscal year 2006, audit-related fees included $53,000 for advisory services in connection with correspondence with the Securities and Exchange Commission, and $55,000 for advisory services in connection with Financial Accounting Standard Board’s revision to Statement 123.

Tax Fees

There were no tax fees billed by Ernst & Young LLP during fiscal year 2006 or 2007, as we have retained another accounting firm to provide tax advice.

During fiscal year 2006, there were no fees billed by Ernst & Young LLP for financial information systems design and implementation.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and detailed as to the particular service or category of services. The independent auditor and management periodically report to the Audit Committee regarding the extent of the services provided by the independent auditors in accordance with this approval policy.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2008.

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by Applied Signal Technology to its shareholders and to the Securities and Exchange Commission; and Applied Signal Technology’s internal control structure, external audit process, risk management process, and other matters relating to its accounting and financial reporting process. Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Exchange and the rules of the Securities and Exchange Commission.

Management is responsible for the preparation, presentation, and integrity of Applied Signal Technology’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee met in executive session at each meeting. During these sessions, the Audit Committee typically met privately with Ernst & Young LLP, which has unrestricted access to the Audit Committee.

Management has implemented a process of documenting, testing, and evaluating Applied Signal Technology’s system of internal controls over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. The Audit Committee also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended October 31, 2007, filed with the Securities and Exchange Commission, as well as Ernst & Young’s Report of Independent Registered Public Accounting Firm included in such Annual Report on Form 10-K related to its integrated audit of Applied Signal Technology’s (i) consolidated financial statements and financial statement schedule for fiscal year 2007, and (ii) the effectiveness of internal control over financial reporting for fiscal year 2007.

The Audit Committee reviewed the Quarterly Report on Form 10-Q for each quarter of fiscal year 2007 prior to its filing with the Securities and Exchange Commission, as well as the financial information contained in each quarterly earnings and annual earnings announcement prior to its release.

In discharging its oversight responsibility for the audit process, the Audit Committee received a letter from Ernst & Young LLP regarding the firm’s independence, as required under Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended by the Independence Standards Board. In addition, the Audit Committee discussed Ernst & Young LLP’s independence from Applied Signal Technology and its management, and considered whether the provision of any non-audit services was compatible with maintaining its independence.

The Audit Committee discussed and reviewed with Ernst & Young LLP the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of Ernst & Young’s examination of the financial statements.

The Audit Committee reviewed and discussed the audits of the financial statements and internal controls over financial reporting of Applied Signal Technology as of and for the year ended October 31, 2007, with management and Ernst & Young LLP.

Based upon the Audit Committee’s review and discussions with management and Ernst & Young LLP described in this report, the Audit Committee recommended to the Board of Directors that Applied Signal Technology’s Annual Report on Form 10-K include the audited financial statements for the fiscal year ended October 31, 2007. The Audit Committee also re‑appointed Ernst & Young LLP to serve as independent registered public accounting firm for the fiscal year ending October 31, 2008, and requested such appointment be submitted to the shareholders for ratification at their 2008 Annual Meeting.

Audit Committee

David D. Elliman, Chairman
Marie S. Minton
Robert J. Richardson

Principal Shareholders and Stock Ownership by Management

The following table sets forth, as of January 29, 2008, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each executive officer named in the Summary Compensation Table found elsewhere in this document, and (iv) all directors and executive officers of Applied Signal Technology as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Beneficial Owners of in excess of 5% (other than directors and named executive officers)
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	1,228,500	9.76%
State of Wisconsin Investment Board(5) 121 East Wilson Street Madison, WI 53707	994,329	7.90%
Heartland Advisors, Inc.(6) 789 N. Water Street Milwaukee, WI 53202	982,200	7.80%
Royce & Associates LLC(7) 1414 Avenue of the Americas New York, NY 10019	978,010	7.77%
Named Executive Officers(8)
Gary L. Yancey(9)	323,849	2.57%
John R. Treichler(10)	296,035	2.35%
William Van Vleet III(11)	26,829	*
James E. Doyle(12)	65,988	*
Renato F. Roscher, Jr.(13)	66,609	*
Directors
Milton E. Cooper(14)	33,750	*
John P. Devine(15)	46,030	*
David D. Elliman(16)	80,185	*
Marie S. Minton(17)	4,688	*
Robert J. Richardson(18)	41,250	*
Directors and executive officers as a group (15 persons)(19)	1,080,577	8.58%
Former Named Executive Officer
Bani M. Scribner(20)	69,043	*

* Less than 1%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3) Calculated on the basis of 12,589,317 shares of common stock outstanding as of January 29, 2008, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after January 29, 2008, pursuant to grants of stock options or awards of restricted stock are deemed to be outstanding and beneficially owned by the person holding such options or restricted stock for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Based on a Schedule 13F filed with the Securities and Exchange Commission on November 14, 2007, by Wellington Management Company LLP. Included in these shares are 607,900 shares over which Wellington Management has sole voting authority and 411,400 shares over which it has no voting authority. Also included are 291,500 shares over which Wellington Management Company shares investment discretion and voting authority with Welling Trust Company NA and 329,100 shares over which it shares investment discretion with Wellington International Management Co. Pte. Ltd. but has no voting authority.

(5) Based on a Schedule 13F filed with the Securities and Exchange Commission on November 9, 2007, by State of Wisconsin Investment Board. State of Wisconsin Investment Board has sole investment discretion and voting authority over these shares.

(6) Based on a Schedule 13F filed with the Securities and Exchange Commission on November 14, 2007, by Heartland Advisors, Inc. Heartland Advisors, Inc. has sole investment discretion over these shares, and has sole voting authority over 934,200 of these shares and no voting authority over 48,000 of these shares.

(7) Based on a Schedule 13F filed with the Securities and Exchange Commission on January 25, 2008, by Royce & Associates LLC. Royce & Associates LLC has sole investment discretion and voting authority over such shares.

(8) The address of the executive officers and directors is c/o Applied Signal Technology, Inc., 400 West California Avenue, Sunnyvale, California 94086.

(9) Includes 109,001 shares subject to options exercisable by Mr. Yancey within sixty days of January 29, 2008. Also includes 25,000 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Yancey’s employment terminate prior to vesting.

(10) Includes 36,000 shares subject to options exercisable by Dr. Treichler within sixty days of January 29, 2008 and 9,624 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Dr. Treichler’s employment terminate prior to vesting. Also includes 25,000 shares held by Robert K. Treichler Trust and 12,735 shares held in the Anne Eckel Treichler Revokable Trust, over which Dr. Treichler disclaims beneficial ownership.

(11) Includes 8,000 shares subject to options exercisable by Mr. Van Vleet within sixty days of January 29, 2008. Also includes 13,500 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Van Vleet’s employment terminate prior to vesting.

(12) Includes 52,250 shares subject to options exercisable by Mr. Doyle within sixty days of January 29, 2008. Also includes 9,624 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Doyle’s employment terminate prior to vesting.

(13) Includes 32,000 shares subject to options exercisable by Mr. Roscher within sixty days of January 29, 2008 and 11,500 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Roscher’s employment terminate prior to vesting. Also included is 8,603 shares owned by his wife, over which Mr. Roscher disclaims beneficial ownership

(14) Includes 30,000 shares subject to options exercisable by Mr. Cooper within sixty days of January 29, 2008. Also includes 3,281 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Cooper’s service to us terminate prior to vesting.

(15) Includes 41,280 shares subject to options exercisable by Mr. Devine within sixty days of January 29, 2008. Also includes 3,281 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Devine’s service to us terminate prior to vesting.

(16) Includes 41,280 shares subject to options exercisable by Mr. Elliman within sixty days of January 29, 2008, and 3,281 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Elliman’s service to us terminate prior to vesting. Also includes 6,666 shares held in Trust u/d Avery Rockefeller and 10,604 shares held by the Bawd Foundation, over which Mr. Elliman disclaims beneficial ownership.

(17) Includes 4,688 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Ms. Minton’s service to us terminate prior to vesting.

(18) Includes 37,500 shares subject to options exercisable by Mr. Richardson within sixty days of January 29, 2008. Also includes 3,281 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Richardson’s service to us terminate prior to vesting.

(19) Includes 424,011 shares subject to options that are currently exercisable or will become exercisable within 60 days after January 29, 2008, beneficially owned by executive officers and directors, and 126,560 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should the employee’s or director’s service terminate prior to vesting.

(20) Includes 47,200 shares subject to options exercisable by Mr. Scribner within sixty days of January 29, 2008. Also includes 9,374 shares of restricted stock that have not yet vested and are subject to repurchase by Applied Signal Technology should Mr. Scribner’s employment terminate prior to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of a registered class our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater-than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file.

We believe that all of our officers, directors, and greater-than-ten-percent beneficial owners complied with all their applicable filing requirements during the fiscal year ended October 31, 2007, except that Marie S. Minton filed one late Form 4. This is based on our review of copies of Forms 3, 4, and 5 we have received and of written representations from certain persons that they were not required to file a Form 5.

Equity Compensation Plan Information

We currently maintain five compensation plans that provide for the issuance of common stock to officers and other employees, directors, and consultants. These consist of the 1991 Stock Option Plan, 1993 Employee Stock Purchase Plan, 2001 Stock Option Plan, and 2004 Stock Incentive Plan, which have been approved by shareholders, and the 2000 Stock Option Plan (the 2000 Plan), which has not been approved by shareholders. The 1991 Stock Option Plan expired in January 2001. The Board of Directors has elected to terminate the 2000 Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of October 31, 2007.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	(1)		(2)
Equity compensation plans not approved by shareholders(3)	569,617		357,557
Total

(1) Includes 160,875 shares that are reserved and issuable upon exercise of options outstanding under the 1991 Plan, 346,232 shares that are reserved and issuable upon exercise of options outstanding under the 2001 Plan, and 333,000 shares that are reserved and issuable upon exercise of options outstanding under the 2004 Stock Incentive Plan.

(2) Includes 35,635 shares that remain available for grant under the 2001 Plan, 91,477 shares that remain available for grant under the 2004 Stock Incentive Plan, and 674,272 shares reserved for future issuance under the 1993 Employee Stock Purchase Plan.

(3) Represents shares issuable upon exercise of outstanding stock options or reserved for future issuance under the 2000 Plan, as of October 31, 2007. On November 15, 2007, the plan was terminated and there are no longer any shares remaining available for grant under the 2000 Plan.

Material Features of the 2000 Plan

As of October 31, 2007, we had 357,557 remaining shares of common stock available for issuance under the 2000 Plan. The 2000 Plan provides for the granting of non-qualified stock options to employees and consultants with exercise prices equal to the fair market value of common stock on the date of grant. Options granted prior to August 2004 vest over five years at a rate of 20% on the anniversary date of the grant and in equal monthly installments over the remaining 48 months. Options granted under the 2000 Plan after August 2004 vest at a rate of 20% each year on the anniversary of the date of grant, with full vesting at the end of five years from the date of grant. Options granted under the 2000 Plan generally have a ten-year term.

Executive Compensation and Other Information

Information about the Executive Officers

As of January 29, 2008, our executive officers, who were elected by and serve at the discretion of the Board of Directors, were as follows.

Name	Age	Position
Gary L. Yancey	62	President, Chief Executive Officer, and Chairman of the Board
Dr. John R. Treichler	60	Chief Technical Officer
James E. Doyle	52	Vice President, Finance and Chief Financial Officer
William B. Van Vleet III	49	Chief Operating Officer
Dr. Michael J. Ready	54	Chief Marketing Officer
Renato F. Roscher, Jr.	55	Executive Vice President, Multichannel Systems Division
Robert Blanchard	51	Vice President, Electronic Systems Division
Dr. Joseph Leonelli	52	Vice President, Wireless Communication Systems Division
Dr. John F. Pesaturo, Jr.	53	Vice President, Ocean Systems Division
Robert T. Teague	59	Vice President, National Security Systems Division
Former Officer
Bani M. Scribner, Jr.(1)	63	Chief Operating Officer

(1) Mr. Scribner retired as Chief Operating Officer effective November 15, 2007, at which time Mr. Van Vleet was promoted from Deputy Chief Operating Officer to Chief Operating Officer.

Gary L. Yancey, a co-founder of the Company, has served the Company as President, CEO, and Chairman of the Board since the Company’s incorporation in January 1984. For biographical information concerning Mr. Yancey, please see page 8.

Dr. John R. Treichler, a co-founder of the Company, has been employed by the Company since its incorporation in January 1984. For biographical information concerning Dr. Treichler, please see page 8.

William B. Van Vleet III joined the Company in July 2005 as Executive Vice President of the Sensor Signal Processing Group in connection with the Company’s acquisition of Dynamics Technology, Inc. and was promoted to Deputy Chief Operating Officer in August 2006. Mr. Van Vleet was President and Chief Executive Officer of Dynamics Technology, Inc. from 2002 to July 2005. Prior to that time, Mr. Van Vleet worked at The Boeing Company for 22 years, where he served in a variety of engineering management positions, most recently as the General Manager of the Communications, Information, and Oceanic Systems Division, and then leading efforts on the U.S. Missile Defense National Team as the Director of Battle Management, C2, and Communications.

James E. Doyle joined the Company in September 1991 as a Senior Contracts Administrator and was promoted to Department Manager in November 1991. In March 2000, he was elected Vice President of Finance and Chief Financial Officer.

Dr. Michael J. Ready joined the Company in May 1986. From 1987 to 1993, Dr. Ready was a manager within the Advanced Techniques Department. In 1995, he was promoted to Corporate Engineer overseeing programs across the corporation, including the Company IR&D programs, and served in that capacity until August 2005, when he was elected Chief Marketing Officer.

Renato F. Roscher, Jr. joined the Company in January 1987 as a Senior Engineer. In June 1995, he was promoted to Corporate Engineer and served in that capacity until January 2001, when he was promoted to Deputy General Manager of the Technical Operations Group. In November 2004, he was elected Executive Vice President of the Communications Systems Group.

Robert Blanchard joined the Company in November 2004 as Vice President of the Electronic Systems Division. Prior to joining the Company, he was the General Manager of Plano Microwave, Inc. (PMI), a wholly owned subsidiary of Sierra Nevada Corporation in Plano, Texas. Mr. Blanchard founded PMI in 1992, and was President and Chief Executive Officer from 1992 until its acquisition in October 2001. PMI was involved in the design, development, manufacture, and support of electronic intelligence (ELINT) systems, communications intelligence (COMINT) systems, and intelligence, surveillance, and reconnaissance (ISR) for the United States Military and U.S. Government allies.

Dr. Joseph Leonelli joined the Company in July 2005 as Vice President of the Homeland Defense Division in connection with the Company’s acquisition of Dynamics Technology, Inc. He was selected as the Vice President of the Wireless Communication Systems Division in November 2005. Dr. Leonelli was Vice President of Homeland Defense of Dynamics Technology, Inc. from 2004 to July 2005. Prior to that time, Dr. Leonelli was the Business Area Manager of Chemical, Biological, Radiological, Nuclear (CBRN) programs for the Advanced Information Systems business unit of General Dynamics from August 2003 to September 2004. Dr. Leonelli served as Vice President of the Applied Sciences Group and Deputy Director of the Applied Science and Technology Sector of Veridian Systems Division of Veridian Corporation from January 2003 until its acquisition by General Dynamics in August 2003. From June 2002 to January 2003, Dr. Leonelli was the Director of Special Programs at Oak Ridge National Laboratory UT-Batelle, LLC, and from March 1995 to June 2002, he was the Vice President and General Manager of the Special Programs Sector for the Battelle Memorial Institute.

Dr. John F. Pesaturo, Jr. joined the Company in July 2005 as Vice President of the Ocean Systems Division in connection with the Company’s acquisition of Dynamics Technology, Inc. Dr. Pesaturo was Senior Vice President of Marine Systems of Dynamics Technology, Inc. from September 2000 to July 2005. Prior to that time, Dr. Pesaturo was at Lockheed Federal Systems from November 1998 to September 2000, where he managed a line of business addressing a variety of acoustic and unmanned underwater vehicle systems and led the Defense Advanced Research Projects Agency Submarine Payloads and Sensors Program. He started his career in engineering development at Vitro Labs in 1977, and joined Westinghouse Ocean Division (later Northrop Grumman) in 1981.

Robert T. Teague joined the Company in July 2005 as Vice President of the National Security Systems Division in connection with the Company’s acquisition of Dynamics Technology, Inc. Mr. Teague was Senior Vice President of National Security Systems of Dynamics Technology, Inc. from 2003 to July 2005. Prior to that time, Mr. Teague spent 33 years with the Central Intelligence Agency, beginning with engineering development of photogrammetry systems, advancing through the Directorate of Science and Technology across a range of classified technical collection programs, addressing intelligence community programs and budgets, managing complex technical programs, and finally as the Director of the Office of Technical Collection.

Former Officer

Bani M. Scribner joined the Company in June 1992 as senior staff reporting to the President. In November 1996, he was elected Vice President of the Strategic Systems Division. In 1999, he was elected Executive Vice President, General Manager of the Technical Operations Group, and in November 2004, he was elected Chief Operating Officer. On November 15, 2007, Mr. Scribner retired as an executive officer.

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Committee comprises exclusively independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Philosophy

Our objective is to anticipate the needs of the global security marketplace and to invest in research and development so we can provide solutions to intelligence, surveillance, and reconnaissance for global security needs before our competitors. In some cases, our solution is to develop equipment or services that address new telecommunications technologies or detection of new phenomena of importance. In other cases, our solution is to develop equipment that offers smaller size, lower power consumption, and lower cost than potentially competitive products. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives. As a supplier to the United States Government, we require individuals able to obtain and maintain appropriate security clearances to fill our key officer positions, further limiting the available personnel. Our compensation programs for our executive officers are designed to promote recruitment and retention of key employees able to develop and enhance our solutions and to motivate performance critical to our long-term success.

The Compensation Committee administers the compensation programs for our executive officers considering this competitive environment, but also believes that the compensation paid to our executive officers should be dependent upon our financial performance and the value that we create for our shareholders. As part of this philosophy, the Compensation Committee believes that successfully accomplishing business goals should result in rewarding individual achievement, and that failure to achieve established objectives should negatively affect executives’ pay. Accordingly, variable compensation programs comprise a portion of the total compensation to our executive officers. However, although the percentage of executive officer pay that is dependent on achievement of established business goals has increased over the past several fiscal years, the Compensation Committee has considered the accounting implications, given our position as a supplier to the United States Government, and limited the growth year over year in the amount of compensation that is at risk and dependent on Company or individual performance. The Compensation Committee expects that the percentage of executive officer compensation that is dependent on our performance will continue to increase each year. The compensation programs for our executive officers contain a greater degree of pay at risk than the compensation programs of our other employees.

Compensation Process, Peer Group Selection, and Benchmarking

Compensation Process. As described above under “Corporate Governance, Committees of the Board of Directors, The Compensation Committee,” pursuant to its charter, the Compensation Committee has responsibility for, among other things, discharging the Board’s responsibilities relating to compensation and benefits of our executive officers, including responsibility for evaluating and reporting to the Board on matters concerning management performance, officer compensation, and benefits plans and programs. In carrying out these responsibilities, the Compensation Committee is required to review all components of executive officer compensation for consistency with our compensation philosophy. Our Chief Executive Officer, Mr. Yancey, assists the Compensation Committee in its deliberations with respect to the compensation payable to our executive officers.

The Chairman of our Compensation Committee, together with our Chief Executive Officer, sets the agenda for meetings of the Compensation Committee. Our Director of Human Resources assists the Compensation Committee by compiling information as requested, and attends some of the meetings. In addition, outside counsel attends most meetings of the Compensation Committee.

Role of Management. Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Operating Officer assists in the evaluations for those officers reporting to him. The Chief Executive Officer assesses each executive officer’s performance for the fiscal year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. These evaluations include an assessment of the level of responsibility of each executive officer and the percentage of total Company revenue that each individual officer is responsible for, where applicable. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments of base salary, target bonus, and equity awards, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for all executive officers, considering the recommendations from the Chief Executive Officer. The Compensation Committee discusses the recommendations of the Chief Executive Officer in executive session without any members of other management present, and often modifies the recommendations when approving final compensation packages.

Management also periodically provides recommendations to the Compensation Committee regarding all benefit plan design and strategies, including recommendations on the design and implementation of our bonus plans and our equity incentive plans. Management has recommended financial goals and criteria for our Annual Incentive Plan for fiscal year 2007, and proposed the metrics underlying our Annual Incentive Plan to the Compensation Committee. The Compensation Committee considered this recommendation for fiscal year 2007 and also considered our costs of capital. The Board of Directors then establishes the target profit for the Annual Incentive Plan.

Independent Compensation Consultants. Management has historically obtained certain survey information from Radford Consulting, a division of Aon Corporation, an independent consulting firm (“Radford”) or from Buck Consulting, another independent compensation consulting firm, concerning executive compensation at peer group companies and has annually presented this information to the Compensation Committee. The Compensation Committee has not historically retained independent compensation consultants, nor relied substantially on information provided by independent compensation consultants when determining executive officer compensation other than this survey data purchased from Radford, or previously from Buck Consulting.

In October 2006, the Director of Human Resources provided data from Radford to the members of the Compensation Committee in anticipation of their November 2006 meeting to discuss fiscal year 2007 executive officer compensation. The Compensation Committee was provided with data from the Radford Executive Survey, a survey compiled by Radford from information provided by more than 700 participating companies representing a wide range of technologies. Survey results for 80 positions are published quarterly, sorted by revenue size of the company. Data is provided concerning base salary, bonus/incentives, total cash compensation, stock options and restricted stock, and total direct compensation, by position, and by each position for the average compensation paid, and compensation paid at the 90th, 75th, 60th, 50th, 25th, and 10th percentiles within the survey. Data presentation for all six default percentiles requires a sample of ten or more incumbents. Percentiles reflect the value for the calculated result found at a specific point in the sorted array of responses from high to low. Total direct compensation is the value received in cash plus ongoing stock options granted in the previous twelve months, using the net present value or Black-Scholes method, and where it includes the value of restricted stock, the fair market value of ongoing restricted stock awards.

The Radford Executive Survey is a rolling database, refreshed quarterly. For fiscal year 2007, we relied on survey data effective as of October 2006. Throughout this compensation process, neither management nor any member of the Compensation committee communicates directly with Radford, and the survey is purchased by us directly from Radford without modification or tailoring for specific circumstances of the Company.

Peer Group Selection and Benchmarking. Although the Compensation Committee has always sought to set the base salary and total compensation of our executive officers in line with compensation payable to executive officers at companies with which we are competitive for personnel, for fiscal year 2007 the Compensation Committee relied exclusively on the Radford Executive Survey for high technology companies, as a comparative framework to define specific peer companies and data sources to be used in the assessment of executive compensation. Public peer data gathered by Radford was supplemented by appropriate survey sources and participation in the Executive Survey. For our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technical Officer, and Chief Marketing Officer, the Compensation Committee reviewed the Radford Executive Survey data for companies with revenue of $50 million to $199.9 million being the range of total revenues. For the Executive Vice President of our largest revenue generating division, the Compensation Committee reviewed Radford Executive Survey data for companies with revenue of up to $100 million, which is a closer approximation of the total revenues for which he has responsibility. For the other Vice Presidents, the Compensation Committee reviewed Radford Executive Survey data for companies with revenue of up to $50 million to appropriately match their division revenue.

The Compensation Committee seeks to set the base salary of our executive officers close to the 75th percentile as indicated in the Radford Executive Survey, with deviations from such percentages being made to reflect differences in experience or level of responsibility of each executive officer. Compensation positioning is reviewed in order to assess the pay levels and pay mix of the executive compensation program, while actual executive compensation may be above or below the stated philosophy based upon experience, scope of position, and individual performance.

Radford indicates that up to 700 companies in the high technology sector, of varying size, participate in its surveys. Accordingly, we expect that the general industry peer group included in the Radford survey materials relied upon by the Compensation Committee may fluctuate from year to year based on the companies that participate in the Radford Executive Survey.

Tally Sheets. When reviewing annual executive compensation, the Compensation Committee has historically reviewed materials provided by management that set forth the base salary, target bonus, actual bonus, and equity compensation paid to each of our executive officers for the prior fiscal year, to review compensation trends and to compare increases or decreases year over year. In connection with their review of executive compensation for fiscal year 2008, in November 2007, the Compensation Committee reviewed additional historical data than in prior years, including details of base salary, target bonus, actual bonus and equity compensation for each of the prior three fiscal years, together with the current fair value of equity awards granted to each executive officer historically, and the value of severance and change in control benefits payable to each executive officer. The Compensation Committee reviewed this information, together with the latest applicable data from the Radford Executive Survey, to ensure that compensation decisions are made within view of the total compensation package awarded to each executive officer.

Elements of Compensation and How Each Element is Chosen

As indicated above, compensation elements for our executive officers are designed to attract and retain high quality individuals to fill key roles in a very competitive market for such talent. The individual elements are reviewed to determine if the total executive compensation package meets the goals and philosophies of the Compensation Committee: (i) to promote the recruitment and retention of key employees and reward individual achievement, and (ii) create value for our shareholders by designating a portion of compensation as dependent on our financial performance, while concurrently fostering cooperation among divisions, and cross-selling of multiple capabilities.

For fiscal year 2007, each executive officer’s compensation generally consisted of three elements: (i) base salary, (ii) cash bonus based upon participation in our Annual Incentive Plan, tied to our attainment of pre-established objectives, and (iii) long-term stock-based incentive awards in the form of stock options or restricted stock designed to align the interests between our executive officers and our shareholders.

Base Salaries. Our base salaries are set at levels that are designed to aid in the recruitment and retention of key employees with needed skills.

Base salaries of the executive officers are targeted at the 75th percentile of the Radford Executive Survey, on a job-by-job basis with individual variations explained by differences in experience, skills, and sustained performance, as the Compensation Committee has determined that this is the level at which it believes that salaries should be set in order to attract and retain qualified individuals able to fill our needs, particularly given the need to retain experienced executives able to obtain and hold the requisite security clearances needed. The Compensation Committee generally reviews the executive officers’ salaries on an annual basis or at the time of promotion or a substantial change in responsibilities. When setting compensation for fiscal year 2007, the Compensation Committee discussed the Radford Executive Survey data described above, and the details of the survey data as it relates to each of our executive officers. The Compensation Committee also noted the policy guidelines established by us for fiscal year 2007 applicable to non-officer employees, noting that the average pay increase for non-officer employees was expected to be 4%. The Compensation Committee also noted the individual evaluations of each of the executive officers and the ability of individual officers to impact performance during fiscal year 2007.

Annual Incentive Compensation. Our annual incentive pay, in the form of awards under our Annual Incentive Plan, is designed to motivate the executive officers to attain vital short-term Company goals. Our annual incentive compensation is designed to reward individual achievement, while at the same time creating value for our shareholders by designating a portion of compensation as dependent on our financial performance. Executive officers are eligible for incentive compensation annually under our non-shareholder-approved Annual Incentive Plan. Within this plan, the Compensation Committee establishes annual incentive compensation that is based upon target awards expressed as a percentage of each executive’s base salary. Payments under the Annual Incentive Plan are determined based upon Company performance against pre-established financial targets.

The Compensation Committee first implemented the Annual Incentive Plan for fiscal year 2004. The amount of the total target bonus payable to each executive officer varies based upon the position and responsibilities of the employee and ability to impact overall Company performance, and is set at the beginning of the year as a percentage of such employee’s base annual salary. The intent of the new targets is to provide a competitive level of compensation when the individual and the Company achieve performance objectives approved by the Compensation Committee. The Compensation Committee determined that an increasingly higher proportion of total cash compensation would be at risk and payable only upon achievement of Company performance, that the more senior the officer, the greater responsibility for overall Company performance, and the greater the ability to impact Company performance. Accordingly, for fiscal year 2007, performance metrics under the Annual Incentive Plan were tied to Company performance only, without individual performance requirements, given the need for the executive officers to work together and across groups and divisions in order to achieve the performance growth expected, and in order to maintain efficiency and meet operating income targets set by the Board of Directors. The Compensation Committee believed that by keeping a majority of the annual performance compensation dependent upon achievement of Company targets, the Annual Incentive Plan aids in fostering cooperation among divisions, and cross-selling of multiple capabilities.

Under the Annual Incentive Plan, in fiscal year 2007, cash bonuses were paid to executive officers based upon achieving the objectives established by the Board of Directors. The performance of executive officers was measured against target earnings, before stock compensation expense, interest, and taxes, approved by the Board of Directors. The target earnings before stock-based compensation, interest, and taxes, set as the threshold target under the Annual Incentive Plan for fiscal year 2007 was greater than management’s recommendation. Accordingly, full payment of target bonuses under the Annual Incentive Plan could only be achieved if we performed above our budgeted operating plan. Achievement of target represents a performance score of 100%; any increases above or decreases below the target measure results in an increase or a decrease, as applicable, in the performance score. If we achieved target earnings before stock compensation, interest, and taxes, the bonus payable would be 100%. The threshold for payout under the Annual Incentive Plan is 50% of the target, below which no amounts are paid. At threshold, the target award multiplier is 20%, and at the maximum performance, equal to 150% of the target, the target award multiplier is 180%. If we achieved other than target earnings before interest and taxes between the threshold and the maximum, the amount of the bonus payable scales up or down linearly based upon the following formula:

     Final Award = (Target Award) x (Target Award Multiplier)

In no event shall the total bonus payable to an executive officer under the Bonus Plan exceed 180% of such officer’s target award.

The target bonuses were established as a percentage of base salary, and for each of our executive officers for fiscal year 2007 were as follows.

Employee	Target Award
Gary L. Yancey	30% of base salary
Bani M. Scribner	25% of base salary
James E. Doyle	25% of base salary
Dr. John R. Treichler	25% of base salary
Dr. Michael J. Ready	25% of base salary
Renato F. Roscher, Jr.	25% of base salary
William B. Van Vleet III	25% of base salary
Dr. Joseph Leonelli	20% of base salary
Dr. John F. Pesaturo, Jr.	20% of base salary
Robert T. Teague	20% of base salary
Robert Blanchard	20% of base salary

These target bonuses represented an increase in the size of the targeted bonuses payable to executive officers from those set for fiscal year 2006 under the Annual Incentive Plan, in order to increase the percentage of total compensation that is dependent on achievement of established business goals, as well as to reward management for its performance and to continue to incent high performance.

For purposes of calculating payments under the Annual Incentive Plan, in fiscal year 2007, we achieved 85.9% of the target earnings before interest and taxes set forth as the threshold under the Annual Incentive Plan; accordingly, 77.4% of the target bonus was actually earned by the executive officers for fiscal year 2007.

Equity Compensation Awards

Equity compensation has traditionally been an important element of our compensation programs company-wide. Because the value of the equity awards will increase only when shareholder value increases, the grant of such equity awards provides long-term incentives to our executive officers. These awards not only serve to align the executives’ interests with those of the shareholders over an extended period of time, but because they also generally are subject to vesting in connection with continued service to us over a specified period of time, these awards serve as an additional retention mechanism. The Compensation Committee believes that both of these elements are important factors in executive compensation. All equity awards to our executive officers, currently and for the past several fiscal years, are made at regularly scheduled meetings of the Compensation Committee, and not by written consent.

Prior to fiscal year 2004, our equity incentive plans generally allowed for the grant of stock options only. The 2004 Stock Incentive Plan (the “2004 Plan”) was adopted by our Board of Directors on January 8, 2004, and approved by shareholders on March 10, 2004, in order to allow us greater flexibility in the awards that we grant. The Compensation Committee believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. Employees with a stake in our future become highly motivated to achieve long-term growth and increase shareholder value. The 2004 Plan enables us to make grants of stock options and also provides us with the ability to make awards of restricted stock, restricted stock units, and performance shares. We adopted the 2004 Plan as an important factor in attracting and retaining the high caliber employees, directors, and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

In addition, as a result of our adoption of the revised principles governing the accounting treatment of share-based payments, we are now required to record compensation expense in our financial statements for stock options granted to employees, as well as for other types of equity-based incentives that may be provided to employees. Our Compensation Committee believes that, as a result of these accounting changes, other forms of equity compensation will become more prevalent in the future and further believes that we should have compensation alternatives that minimize the expense of those equity-based incentives, minimize the dilution of shareholders’ ownership and voting power in Applied Signal Technology, or that provide a form of incentive that may previously have been desirable but would have resulted in disadvantageous accounting treatment compared to traditional stock options.

We have typically granted each executive officer an additional stock option grant on an annual basis, each vesting over four years, with the goal of providing continued incentives to retain strong executives and improve corporate performance. Beginning with fiscal year 2006, this annual retention grant is comprised of an award of restricted stock rather than a stock option grant. Our executives generally receive such annual equity awards in connection with their performance review. The number of shares comprising each restricted stock award was established as one-fourth of the number of shares that would have comprised a comparable stock option grant, which was deemed to be approximately comparable value.

In approving equity awards to executive officers for fiscal year 2007, the Compensation Committee considered each individual’s experience, the scope of such individual’s responsibilities, his or her performance in the applicable role, and his or her expected future contribution to our goals and shareholder value. Included within this evaluation was a recognition of the size of our total operations over which each executive officer has responsibility. The Compensation Committee expects that future merit awards will continue to be comprised of awards of restricted stock, subject to time-based vesting. The Compensation Committee believes that the award of restricted stock provides greater retentive value than stock options, as there is value in the restricted stock grant even if the price of our common stock does not increase. None of our equity awards have been subject to performance-based vesting.

Inter-relationship of Components of Compensation Packages

Although the various components of our executive officers’ compensation are not inter-related, the Compensation Committee reviews the total direct compensation for each officer position indicated by the Radford Executive Survey to evaluate whether our total compensation packages are competitive. Annual adjustments to our executive officers’ base compensation are primarily based on our financial performance and the Radford Executive Survey. As we have relied on long-term equity incentives for a large portion of our total compensation package, option grants or awards of restricted stock for our executive officers are generally considered each year.

Market Timing of Equity Awards and Trading Windows

The Compensation Committee does not engage in any “market timing” of equity awards made to the executive officers or other award recipients. As discussed earlier, annual equity awards granted to existing executive officers are made in connection with an annual review process that occurs at a regularly scheduled meeting of the Compensation Committee, the date of which is set at the beginning of the fiscal year. Accordingly, there is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. Equity awards for newly-hired employees, including newly-hired executive officers, are normally made on the first day of the first fiscal quarter subsequent to the employee’s actual commencement of employment. Under our current practice, equity awards for all officers and directors are made by the Compensation Committee and equity awards for other eligible individuals are made by the Chief Executive Officer. It is our intent that all stock option grants, whether made by the Compensation Committee or the Chief Executive Officer, have an exercise price per share equal to the closing selling price per share on the grant date.

It is our policy that officers and directors may neither purchase or sell options of our common stock nor engage in short sales or margin trading with respect to our common stock. Additionally, they must trade within certain periods that are approved by us. Specifically, officers and certain other designated employees must comply with the following requirements:

•	Refrain entirely from trading in “puts” and “calls” (publicly traded options to sell or buy stock) straddles, equity swaps, or other derivative securities that are directly linked to our stock
•	Do not engage in trading our securities outside of “window periods” (such period generally begins on the second day following the date of release of the quarterly or annual statements of sales and earnings and ends on the first day of the last month of our quarter)

Stock Ownership Guidelines

At present, we do not have any equity or security ownership requirements for our executive officers or members of our Board of Directors.

Internal Pay Equity

In determining the size of total cash compensation and equity awards made to our Chief Executive Officer and our other executive officers, the Committee is mindful of internal pay equity considerations, but also considers the ability of each executive officer to impact Company performance. Since the equity component represents a substantial portion of each executive officer’s total direct compensation, the Compensation Committee expects to continue to grant future equity awards to executive officers with internal equity in mind, as well as considering the respective responsibility of each executive officer for Company performance, so that a fair and equitable ratio is maintained between the total direct compensation of our Chief Executive Officer and that of each of our other executive officers. The Compensation Committee is also aware of the benefits of fostering cooperation among our divisions, and considers the relative size of each executive officer compensation package with that in mind. The Compensation Committee also notes the percentage of total equity awards made to Company employees represented by awards to executive officers. For fiscal year 2007, we granted equity awards of restricted stock representing an aggregate of 118,813 shares of which 62,813 shares, or 53%, represented awards to executive officers or members of our Board of Directors. The Compensation Committee believes that executive officers have a greater ability to impact total Company performance, and accordingly expects to continue to award a greater proportion of our total equity awards each year to our executive officers.

Change in Control and Severance Agreements

We have no separate change in control or severance arrangements with any of our executive officers. However, we have entered into an Executive Retention Agreement with each of our executive officers as described under “Executive Employment Agreements” elsewhere in this proxy statement. The potential payments that each of the named executive officers would have received if a change in control or termination of employment would have occurred on November 1, 2007, are set forth under the section titled “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement. These agreements provide that our executive officers will receive compensation and benefits if they lose their jobs under certain circumstances, including in connection with a change in our control. The Compensation Committee initially adopted, and has maintained, these agreements because the Compensation Committee believes that such arrangements protect the interests of our employees, particularly our senior employees, when a potential change of control could affect his or her job security. In addition, since the agreements mitigate any concern our executive officers may have in connection with a termination of their employment by us, or the loss of employment as a result of a change in our control, they promote the interests of shareholders by assuring that management focuses on evaluating opportunities that are in our best interests, without concentrating on individual personal interests. These agreements also help ensure that our management stays committed to furthering our interests, even if we were to consider a transaction that resulted in a change of our control.

Other Benefits

We provide other customary benefits that are comprehensive and apply uniformly to all of our employees, including our executive officers. The purpose of this element of compensation is to provide assurance of financial support in the event of illness or injury, encourage retirement savings, and encourage additional equity ownership by our employees.

Perquisites

It is not our practice to provide our executive officers with any meaningful perquisites. In 2007, no executive officer received any perquisites that would be required to be reported in the Summary Compensation Table.

Deferred Compensation Programs

We do not maintain any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans. We believe that the equity award component of each executive officer’s total direct compensation should serve as a major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

Tax Considerations

The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations, which restrict deductibility of executive compensation paid to our Chief Executive Officer and each of our other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under our shareholder-approved stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are “outside directors” (as defined by Section 162(m)) and have an exercise price no less than the fair market value of the shares on the date of grant. We expect that the Compensation Committee will continue to be comprised solely of outside directors, and that any equity awards granted to our executive officers will be approved by the Compensation Committee. The Compensation Committee does not believe that in general other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

However, compensation that is deemed to be “performance based” under Section 162(m) is generally excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance share and performance unit awards, and certain other stock-based or cash-based awards granted under the 2004 Plan to qualify as “performance based” within the meaning of Section 162(m), the shareholders approved certain material terms of the 2004 Plan. While we believe that compensation in connection with such awards under the 2004 Plan generally will be deductible by us for federal income tax purposes, under certain circumstances, such as a change in our control, compensation paid in settlement of certain awards may not qualify as “performance based.”

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, referred to in this proxy statement as the Securities Act, or under the Exchange Act that might incorporate future filings made by Applied Signal Technology under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the company under those statutes.

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Applied Signal Technology, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Applied Signal Technology’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

Compensation Committee

Milton E. Cooper, Chairman
John P. Devine
David D. Elliman

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal year ended October 31, 2007, by our Chief Executive Officer, our Chief Financial Officer, and other three most highly-compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary L. Yancey President and Chief Executive Officer	2007	$481,236	—	$86,935	$252,240	$111,567	$44,471	$976,449
James E. Doyle Vice President, Finance and Chief Financial Officer	2007	$300,686	—	$32,601	$126,338	$58,089	$20,901	$538,614
Bani M. Scribner, Jr.(6) Chief Operating Officer	2007	$369,012	—	$54,334	$160,265	$71,290	$65,775	$720,675
Dr. John R. Treichler Chief Technical Officer	2007	$307,016	—	$32,601	$92,591	$59,311	$23,111	$514,630
William B. Van Vleet III Deputy Chief Operating Officer	2007	$296,770	—	$43,467	$38,155	$57,331	$21,138	$456,862
Renato F. Roscher, Jr. Vice President, Multichannel Systems Division	2007	$285,463	$7,541	$43,467	$85,685	$55,148	$22,076	$499,379

(1) The amount shown represents payments associated with an award for twenty years of service that is given to any employee that achieves this service goal.

(2) The amounts shown are the compensation costs recognized in our financial statements for fiscal year 2007 related to shares of restricted stock awarded to the executive officer in fiscal year 2007, to the extent we recognized compensation cost in 2007 for such awards in accordance with the provisions of SFAS 123R. The fair values of the shares of restricted stock awarded were calculated based on the fair market value of our common stock on the respective grant dates.

(3) The amounts shown are the compensation costs recognized in our financial statements for fiscal year 2007 related to grants of stock options to each named executive officer in fiscal year 2007 and prior years, to the extent we recognized compensation cost in fiscal year 2007 for such awards in accordance with the provisions of SFAS 123R. For a discussion of valuation assumptions used in the SFAS 123R calculations, see Note 1 of Notes to Consolidated Financial Statements, “Organization and Summary of Significant Accounting Policies—Stock-Based Compensation” included in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended October 31, 2007.

(4) We award bonuses pursuant to an Annual Incentive Plan, which provides for the award of annual cash bonuses based upon threshold, target, and maximum payout amounts set by the Compensation Committee at the beginning of each fiscal year. See “Compensation Discussion and Analysis, Elements of Compensation and How Each Element is Chosen, Annual Incentive Compensation.” The actual amount paid to each named executive officer for the fiscal year ended October 31, 2007, is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.” A description of the terms of the Annual Incentive Plan is set forth in the Compensation Discussion and Analysis, above.

(5) The compensation represented by the amounts for 2007 set forth in the All Other Compensation column for the named executive officers are detailed in the following table.

Name	Year	Retirement Bonus(a)	401(k) Employer(b)	Excess Life(c)	Vacation Buy Back(d)	Dividends Received on Stock Awards(e)	Total
Gary L. Yancey	2007	$22,299	$8,967	$3,206	—	$10,000	$44,471
James E. Doyle	2007	$7,067	$8,967	$1,117	—	$3,750	$20,901
Bani M. Scribner, Jr.	2007	$12,122	$8,967	$3,206	$35,440	$6,040	$65,775
Dr. John R. Treichler	2007	$7,188	$8,967	$3,206	—	$3,750	$23,111
William B. Van Vleet II	2007	$6,611	$8,967	$729	—	$4,832	$21,138
Renato F. Roscher, Jr.	2007	$6,188	$8,967	$2,089	—	$4,832	$22,076

(a) Represents four percent of the salary over the maximum annual federal limit of the Company-funded Applied Signal Technology 401(k) Retirement Plan contributions. These amounts are accrued at October 31, 2007 and paid during the following fiscal year.

(b) Represents the company-funded Applied Signal Technology 401(k) Retirement Plan contributions. (c) Represents the payment of excess life insurance benefits. (d) Represents payments for accrued vacation that the named executive officer opted to sell back to Applied Signal Technology, Inc, in accordance with our vacation policy. This option is available to any employee. (e) The amounts shown represent the dividend payments received during fiscal year 2007, associated with restricted stock awards.

(6) Mr. Scribner retired as an executive officer of Applied Signal effective November 15, 2007.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock and option awards granted during the fiscal year ended October 31, 2007, to our named executive officers.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary L. Yancey	11/15/06	$28,840	$144,199	$259,558	10,000	$158,700
James E. Doyle	11/15/06	$15,016	$75,079	$135,142	3,750	$59,513
Bani M. Scribner, Jr.(5)	11/15/06	$18,428	$92,142	$165,856	6,250	$99,188
Dr. John R. Treichler	11/15/06	$15,332	$76,659	$137,986	3,750	$59,513
William B. Van Vleet III	11/15/06	$14,820	$74,100	$133,380	5,000	$79,350
Renato F. Roscher, Jr.	11/15/06	$14,256	$71,278	$128,300	5,000	$79,350

(1) We award bonuses pursuant to an Annual Incentive Plan, which provides for the award of annual cash bonuses based upon threshold, target, and maximum payout amounts set by the Compensation Committee at the beginning of each fiscal year. See “Compensation Discussion and Analysis, Elements of Compensation and How Each Element is Chose, Annual Incentive Compensation.” The actual amount paid to each named executive officer for the fiscal year ended October 31, 2007 is set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” Under the Annual Incentive Plan, for fiscal year 2007, cash bonuses were paid to executive officers based upon our earnings before stock compensation expense, interest, and taxes for the fiscal year. Achievement of target represents a performance score of 100%; any increases above or decreases below the target measure results in a increase or decrease, as applicable, in the performance score. If we achieved target earnings before interest and taxes, the bonus payable would be 100%. The threshold for payout under the Annual Incentive Plan is 50% of the target, below which no amounts are paid. At threshold, the target award multiplier is 20%, and at the maximum performance, equal to 150% of the target, the target award multiplier is 180%. If we achieved other than target earnings before interest and taxes between the threshold and the maximum, the amount of the bonus payable scales up or down linearly based upon the following formula:

Final Award = (Target Award) ´ (Target Award Multiplier)In no event shall the total bonus payable to an executive officer under the Annual Incentive Plan exceed 180% of such officer’s target award. (2) The threshold amounts included in the table above reflect the minimum payment level under the Annual Incentive Plan. (3) These amounts relate to shares of restricted stock granted in fiscal year 2007, pursuant to our 2004 Stock Incentive Plan. The shares of restricted stock vest at the rate of 25% on each anniversary of the date of grant, and are fully vested at the end of four years, so long as the employee remains an employee of Applied Signal Technology at each vesting date. (4) The dollar value of restricted stock shown represents the grant date fair value calculated based on the fair market value of our common stock on the respective grant dates. The actual value that an executive will realize on each share of restricted stock award will depend on the price per share of our common stock at the time the shares of restricted stock are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the restricted stock awarded.

(5) Mr. Scribner retired as an executive officer of Applied Signal Technology effective November 15, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of October 31, 2007.

	—————————————— Option Awards ——————————————				—————— Stock Awards ——————
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Gary L. Yancey	26,631 8,369 20,589 3,678 2,751 18,749 — 16,000	— — 1,733 — 5,152 3,348 4,996 19,004	$5.25 $5.25 $12.30 $12.30 $26.10 $26.10 $32.19 $32.19	1/12/2011 1/12/2011 2/24/2013 2/24/2013 3/11/2012 3/11/2012 1/10/2013 1/10/2013	7,500 10,000	$107,775 $143,700
James E. Doyle	5,000 15,000 14,162 1,004 4,968 5,782 — 6,000	— — 1,084 — 4,133 117 5,965 3,035	$23.13 $5.25 $12.30 $12.30 $26.10 $26.10 $32.19 $32.19	3/9/2008 1/12/2011 2/24/2013 2/24/2013 3/11/2014 3/11/2014 1/10/2013 1/10/2013	2,812 3,750	$40,408 $53,888
Bani M. Scribner, Jr.(4)	2,000 12,303 2,617 3,639 10,694 — 10,000	— 1,280 — 4,866 801 5,401 9,599	$23.31 $12.30 $12.30 $26.10 $26.10 $32.19 $32.19	3/9/2008 2/24/2013 2/24/2013 3/11/2012 3/11/2012 1/10/2013 1/10/2013	4,687 6,250	$67,352 $89,813
Dr. John R. Treichler	15,000 7,799 2,951 674 5,326	— 4,250 — 6,172 2,828	$5.25 $26.10 $26.10 $32.19 $32.19	1/12/2009 3/11/2014 3/11/2014 1/10/2013 1/10/2013	2,812 3,750	$40,408 $53,888
William B. Van Vleet III	8,000	12,000	$18.85	7/1/2015	3,750 5,000	$53,888 $71,850
Renato F. Roscher, Jr.	1,500 8,000 11,200 3,194 4,806	— — 800 9,152 2,848	$11.63 $5.25 $13.39 $32.19 $32.19	11/18/2007 1/12/2009 2/28/2013 1/10/2013 1/10/2013	3,750 5,000	$53,888 $71,850

(1) Each option vests and becomes exercisable in four successive annual installments upon the executive’s completion of each year of service over a four-year service period, measured from the grant date.

(2) Each restricted stock award vests and becomes exercisable in four successive annual installments upon the executive’s completion of each year of service over a four-year service period, measured from the award date.

(3) Represents the fair market value per share of our common stock, being the closing sales price on the NASDAQ Global Market on October 31, 2007 ($14.37), multiplied by the number of shares that had not vested as of October 31, 2007.

(4) Mr. Scribner retired as an executive officer of Applied Signal effective November 15, 2007.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning option exercises by our named executive officers during the fiscal year ended October 31, 2007.

2007 Option Exercises and Stock Vested

Name	———————— Option Awards ————————		———————— Stock Awards ————————
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gary L. Yancey	—	—	2,500	$45,550
James E. Doyle	—	—	938	$17,090
Bani M. Scribner, Jr.(3)	4,333	$45,107	1,563	$28,478
Dr. John R. Treichler	—	—	938	$17,090
William B. Van Vleet III	—	—	1,250	$22,775
Renato F. Roscher, Jr.	—	—	1,250	$22,775

(1) The value realized on exercise is the difference between the fair market value on exercise and the exercise price

(2) The value realized on vesting is determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

(3) Mr. Scribner retired as an executive officer of Applied Signal Technology, Inc. effective November 15, 2007

Executive Employment Agreements

Executive Retention and Severance Plan

On August 18, 2004, the Compensation Committee adopted the Executive Retention and Severance Plan (the “Executive Severance Plan”), which provides certain benefits to the Company’s executive officers and key employees upon involuntary termination of employment and in connection with a change in our control.

A participant who is terminated without cause or resigns following certain adverse changes in employment circumstances, including any such termination or resignation that occurs during a period from the first public announcement of a change in control and ending 12 months after a change in control will be entitled to specified severance benefits. In addition to accrued compensation, including any earned but unpaid prior year bonus, and benefits earned under our employee benefit and equity compensation plans, the terminated participant will receive cash severance payments equal to the aggregate of the participant’s base salary for a period of 24 months in the case of the chief executive officer, and 12 months in the case of other executive officers, plus an amount equal to the participant’s annual bonus for one year. In addition, participants will be entitled to receive for the same respective periods employer-paid health benefits substantially similar to those provided immediately prior to the termination. Provision of all such benefits is conditioned upon the participant’s execution of a release of claims against us and entry into a covenant not to compete with us set forth in a restrictive covenants agreement. The participant may elect to terminate the restrictive covenants agreement, including the termination of the non-competition agreement, in exchange for forfeiting any additional severance payments payable after such termination.

The Executive Severance Plan provides that if, in the event of a change in our control, the company acquiring Applied Signal Technology does not assume the outstanding stock options of the participants in the Executive Severance Plan or substitute equivalent options for the acquiring company’s stock, then the vesting and exercisability of the participants’ options will be accelerated in full ten days prior to, but conditioned upon, the consummation of the change in control transaction. Furthermore, upon a change in control, any restricted stock or restricted stock unit awards held by participants in the Executive Severance Plan will vest in full. The treatment of any other stock options or other stock-based awards held by Executive Severance Plan participants upon a change-in-control will be determined under the plans or agreements providing for such options or awards.

Following a participant’s termination of employment, the participant will be indemnified by us to the fullest extent permitted under applicable law and will be provided with directors’ and officers’ liability insurance (if applicable) for a period of six years, each as set forth in the Executive Severance Plan. If any payment or benefit received or to be received by the executive officer pursuant to the Executive Severance Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then we will pay the executive officer only such amounts as will not exceed the amount that produces the greatest after-tax benefit to the participant.

For purposes of this Executive Severance Plan, a change in control means the occurrence of any of the following:

•	Any person or entity becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of our outstanding shares of common stock
•	We are a party to a merger, consolidation, or similar corporate transaction, or series of related transactions, which results in the holders of our voting securities outstanding immediately prior to such transaction(s) failing to retain immediately after such transaction(s) direct or indirect beneficial ownership of more than fifty percent (50%) of our outstanding shares of stock
•	The sale or disposition of all or substantially all of our assets or consummation of any transaction, or series of related transactions, having similar effect
•	A change in the composition of the Board within any consecutive two-year period as a result of which fewer than a majority of the directors are incumbent directors

“Cause” means the occurrence of any of the following, as determined in good faith by a vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held in whole or in part for such purpose:

•	The executive’s commission of any material act of fraud, embezzlement, dishonesty, intentional falsification of any employment or other Company records, or any criminal act which impairs his or her ability to perform his or her duties
•	The executive’s willful misconduct, breach of fiduciary duty for personal profit or material failure to abide by our code of conduct or other policies
•	The executive’s unauthorized use or disclosure of confidential information or trade secrets of ours
•	The executive’s conviction for a felony causing material harm to our reputation and standing

“Good Reason” means the occurrence during the two-year period following a change in our control of any of the following conditions without the executive’s consent:

•	A material, adverse change in the executive’s position, duties, substantive functional responsibilities, or reporting responsibilities, causing the executive’s position to be of materially lesser rank or responsibility
•	A decrease in the executive’s base salary rate or target bonus amount
•	Any failure to continue to provide the executive with the opportunity to participate in any benefit or compensation plans and programs in which the executive was participating immediately prior to such failure, or to provide the executive with all other fringe benefits from time to time in effect for the benefit of any employee group that customarily includes a person holding the employment position or a comparable position then held by the executive
•	The relocation of the executive’s work place to a location that increases the regular commute distance by more than thirty (30) miles, or, following the consummation of a change in our control, the imposition of business travel requirements substantially more demanding than such travel requirements existing immediately prior to the change in control
•	Following the consummation of a change in control, any material breach of the Executive Severance Plan

Acceleration of Director Options upon a Change in Control

Options to purchase our common stock and restricted stock granted to our non-employee directors provide that in the event of a change in our control, each outstanding option, and each share of restricted stock, held by a non-employee director whose service as a director has not terminated prior to such date shall be vested in full, and in the case of stock options, immediately exercisable and vested in full as of the date ten days prior to the change in control.

Calculation of Potential Payments Upon Termination or Change of Control

The following table presents our estimate of the dollar value of the benefits payable to our named executive officers upon a termination of employment with or without cause, or a change in our control, assuming such terminating event occurred on October 31, 2007. These benefits are in addition to accrued compensation and accrued paid time off, otherwise required by law to be paid through the date of termination of employment.

This table assumes that the termination occurred as of October 31, 2007, and, in connection with a termination that occurred as a result of a change of control, that outstanding unvested equity awards were neither assumed by the successor corporation nor replaced with a cash retention program. While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on October 31, 2007, the actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances.

Name	Trigger Event	Non-equity Incentive Plan Compensation	Severance	Continuation of Benefits(1)	Value of Option Acceleration(2)	Value of Restricted Stock Acceleration(2)	Total Value(3)
Gary L. Yancey	Involuntary Termination	$111,567	$1,105,533	$32,987	$—	$—	$1,250,087
	Change in Control	$111,567	$1,105,533	$32,987	$3,587	$251,475	$1,505,149
	Death, Disability, Retirement	$111,567	$—	$—	$—	$—	$111,567
James E. Doyle	Involuntary Termination	$58,089	$375,410	$16,272	$—	$—	$449,771
	Change in Control	$58,089	$375,410	$16,272	$2,244	$94,296	$546,311
	Death, Disability, Retirement	$58,089	$—	$—	$—	$—	$58,089
Bani M. Scribner	Involuntary Termination	$71,290	$460,718	$16,272	$—	$—	$548,280
	Change in Control	$71,290	$460,718	$16,272	$2,650	$157,165	$708,095
	Death, Disability, Retirement	$71,290	$—	$—	$—	$—	$71,290
Dr. John R. Treichler	Involuntary Termination	$59,311	$383,313	$16,272	$—	$—	$458,896
	Change in Control	$59,311	$383,313	$16,272	$—	$94,296	$553,192
	Death, Disability, Retirement	$59,311	$—	$—	$—	$—	$59,311
William B. Van Vleet III	Involuntary Termination	$57,331	$370,521	$16,272	$—	$—	$444,124
	Change in Control	$57,331	$370,521	$16,272	$—	$125,738	$569,862
	Death, Disability, Retirement	$57,331	$—	$—	$—	$—	$57,331
Renato F. Roscher, Jr.	Involuntary Termination	$55,148	$356,404	$16,272	$—	$—	$427,824
	Change in Control	$55,148	$356,404	$16,272	$784	$125,738	$554,346
	Death, Disability, Retirement	$55,148	$—	$—	$—	$—	$55,148

(1) Represents the aggregate value of reimbursement of COBRA benefits after the date of termination. For the purposes of this calculation, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executives will find other employment, or discount rates for determining present value.

(2) Represents the aggregate value of the accelerated vesting of the executive officer’s unvested stock options and shares of restricted stock.The amounts shown as the value of the accelerated stock options are based solely on the intrinsic value of the options as of October 31, 2007. For options, this was calculated by multiplying (i) the difference between the fair market value of our common stock on October 31, 2007, $14.37, and the applicable exercise price by (ii) the assumed number of option shares vesting on an accelerated basis on October 31, 2007. The amount shown as the value of the accelerated shares of restricted stock represents the fair value calculated based on the fair market value of our common stock on October 31, 2007, $14.37, multiplied by the assumed number of shares of restricted stock vesting on an accelerated basis on October 31, 2007.

(3) Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance (if applicable).

In addition, upon death or disability, each of our executive officers is entitled to coverage under our applicable insurance policies. We also provide death benefits of an insured sum equal to two times their annual salary up to a maximum of $500,000, plus an additional amount equal to two times their annual salary up to a maximum of $500,000 if such death occurs as a result of an accident. Executive officers are fully vested in 100% of their account balance under the Retirement Savings Plan (401(k) Plan). All of our employees are eligible for continuing health coverage under COBRA.

Related Person Transactions

Although we have not historically entered into any transactions with related persons, if any were to be contemplated, our Audit Committee would be responsible for reviewing and approving any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties. In addition, the Audit Committee is responsible for reviewing and investigating conduct alleged by the Board of Directors to be in violation of our Code of Business Conduct and Ethics, and adopting as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct. Pursuant to our Code of Business Conduct and Ethics, our employees, including our executive officers, are prohibited from entering into transactions in which personal, family, or financial interests conflict or even appear to conflict with our interests or compromise such interests. Under the Code of Business Conduct and Ethics, a “conflict of interest” exists when a person’s private interest interferes in any way with our interests. A conflict situation can arise when an employee, officer, or director takes action or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer, or director, or a member of his or her family, receives improper personal benefits as a result of his or her position with us. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

Shareholder Proposals to be Presented at the Next Annual Meeting

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a shareholder proposal to be included in our proxy materials for the 2009 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, no later than October 17, 2008. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

Should a shareholder proposal be brought before the 2009 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on October 17, 2008.

Annual Report to Shareholders

A copy of our 2007 Annual Report to Shareholders has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2007 Annual Report to Shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

Transaction of Other Business

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2008 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

February 15, 2008	Gary L. Yancey, Chief Executive Officer